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                                                                  EXHIBIT 8.1



                              LIST OF SUBSIDIARIES

         Protherics PLC acts as the holding company of a group consisting of its directly and indirectly held subsidiaries. Protherics PLC has the following principal subsidiaries:


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DIRECT HOLDINGS                            % HELD     STATUS      COUNTRY OF INCORPORATION
---------------                            ------     ------      ------------------------
Protherics Medicines Development Limited     100      trading     England and Wales
Protherics Inc.                              100      trading     U.S.A. (Delaware)
Enact Pharma Limited                         100      trading     England and Wales
Proteus Biotechnology Limited                100      dormant     England and Wales
Genethics Limited                             76      dormant     England and Wales

INDIRECT HOLDINGS
-----------------
Protherics UK Limited                        100      trading     England and Wales
Protherics Australasia pty Limited           100      trading     Australia
Protherics Utah Inc.                         100      trading     U.S.A. (Delaware)
Protherics Services pty Limited              100      dormant     Australia
Kymed GB Limited                             100      dormant     England and Wales
Enzacta R&D Limited                           99.8    dormant     England and Wales
DeMontford Biopharma Limited                 100      dormant     England and Wales
Enzacta Limited                               99.8    dormant     England and Wales
TAb (Wales) Limited                          100      dormant     England and Wales
TAb (London) Limited                         100      dormant     England and Wales
Polyclonal Antibodies Limited                100      dormant     England and Wales

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